Exhibit 99.1

West Announces Second-Quarter 2022 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, July 28, 2022 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the second-quarter 2022 and updated full-year 2022 financial guidance.

Second-Quarter 2022 Summary (comparisons to prior-year period)
•Net sales of $771.3 million grew 6.6%; organic net sales growth was 13.1%.
•Reported-diluted EPS of $2.48 compared to $2.47 in the same period last year.
•Adjusted-diluted EPS of $2.47, compared to $2.46 in the same period last year.
•The Company is updating full-year 2022 net sales guidance to a range of $2.950 billion to $2.975 billion, compared to a prior range of $3.050 billion to $3.075 billion, to reflect changes in foreign currency rates and a decline in expected COVID-19 related net sales.
•The Company is updating full-year 2022 adjusted-diluted EPS guidance to a new range of $9.00 to $9.15, compared to a prior range of $9.30 to $9.45.

“We delivered excellent second-quarter results with Proprietary Products organic net sales growth in the high-teens, led by demand for our high-value products (HVPs),” said Eric M. Green, President, Chief Executive Officer and Chair of the Board. “Our base business continues to be strong, reflecting our team’s successful execution of strategic initiatives and dedication to improving patient lives. In the quarter, COVID-19 related net sales slightly declined. While we expect further declines in COVID-19 related demand over the next two quarters, we also anticipate a more robust base business. We remain on track to expand our global HVP manufacturing capacity to support increased demand across our Biologics, Generics and Pharma market units.”

Proprietary Products Segment
Net sales grew by 11.3% to $653.7 million. Organic net sales growth was 18.3%, with currency translation decreasing sales growth by 700 basis points. HVP sales represented over 70% of segment sales and generated double-digit organic sales growth, led by customer demand for NovaPure®, Envision® and Daikyo Crystal Zenith® components and for self-injection devices.

The Biologics and Generics market units had double-digit organic sales growth, and the Pharma market unit had mid-single digit organic sales growth.

Contract-Manufactured Products Segment
Net sales declined by 13.6% to $117.8 million. Organic net sales declined by 8.9% with currency translation decreasing sales growth by 470 basis points. Segment sales declined primarily due to a decrease in sales of components for diagnostic devices.

Financial Highlights (first six months of 2022)
Operating cash flow was $324.3 million, an increase of 39.1%. Capital expenditures were $131.9 million, an increase of 18.2% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $192.4 million, an increase of 58.4%.

During the first-half 2022, the Company repurchased 476,667 shares for $175.7 million at an average share price of $368.54 under its share repurchase program.

Full-Year 2022 Financial Guidance
•Full-year 2022 net sales are expected to be in the range of $2.950 billion to $2.975 billion, compared to a prior guidance range of $3.050 billion to $3.075 billion.
◦Organic sales growth is expected to be approximately 11%, compared to a prior guidance range of 11% to 12%.
◦The Company expects a full-year decline in COVID-19 related sales of approximately 20%, or $85 million less than 2021 sales, compared to prior expectation of year-over-year growth. Higher base business sales are expected to partially offset the decline in COVID-19 related sales.
◦Net sales guidance, based on current foreign currency exchange rates, includes an estimated full-year 2022 headwind of $190 million, compared to prior guidance of a $115 million headwind.
•Full-year 2022 adjusted-diluted EPS is expected to be in the range of $9.00 to $9.15, compared to a prior guidance range of $9.30 to $9.45.
◦The full-year adjusted-diluted EPS guidance range, based on current foreign currency exchange rates, includes an estimated headwind of $0.55, compared to a prior guidance of a $0.38 headwind.
◦The revised guidance includes a $0.13 EPS positive impact from first-half 2022 tax benefits from stock-based compensation.
◦For second-half 2022, our EPS guidance range assumes a tax rate of 23% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in first-quarter half 2022 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
◦Full-year 2022 capital spending is expected to be $380 million, unchanged from prior guidance. This includes incremental capital spending to support capacity expansions at existing HVP facilities.

Second-Quarter 2022 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. The live audio-only webcast will be made available via the Company's Investor Relations website at https://bit.ly/3cgSM9S.

To participate and ask questions during the conference call, you must register in advance at https://bit.ly/3z4iU0g. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as, “expect,” “anticipate,” “remain,” “assume,” “guidance,” “outlook,” “potential,” “estimate,” “will,” “would,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A , entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Net sales	$771.3	100%	$723.6	100%	$1,491.3	100%	$1,394.3	100%
Cost of goods and services sold	449.8	58	408.5	56	885.2	59	807.3	58
Gross profit	321.5	42	315.1	44	606.1	41	587.0	42
Research and development	14.4	2	13.8	2	29.0	2	26.0	2
Selling, general and administrative expenses	81.5	11	92.7	13	164.9	11	172.9	12
Other (income) expense, net	(2.8)	—	(2.7)	—	(5.9)	—	1.2	—
Operating profit	228.4	29	211.3	29	418.1	28	386.9	28
Interest expense, net	1.4	—	1.7	—	3.3	—	3.5	—
Other nonoperating (income) expense	(0.2)	—	(1.4)	—	(0.2)	—	(2.5)	—
Income before income taxes	227.2	29	211.0	29	415.0	28	385.9	28
Income tax expense	44.2	6	32.3	4	65.4	5	61.0	5
Equity in net income of affiliated companies	(5.5)	(1)	(8.6)	(1)	(12.7)	(1)	(13.6)	(1)
Net income	$188.5	24%	$187.3	26%	$362.3	24%	$338.5	24%

Net income per share:
Basic	$2.53		$2.53		$4.87		$4.58
Diluted	$2.48		$2.47		$4.77		$4.47

Average common shares outstanding	74.4		74.0		74.4		74.0
Average shares assuming dilution	75.8		75.7		75.9		75.8

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2022	2021	2022	2021
Proprietary Products	$653.7	$587.3	$1,255.0	$1,131.0
Contract-Manufactured Products	117.8	136.4	236.5	263.5
Eliminations	(0.2)	(0.1)	(0.2)	(0.2)
Consolidated Total	$771.3	$723.6	$1,491.3	$1,394.3

Gross Profit:
Proprietary Products	$302.3	$292.3	$563.0	$544.2
Contract-Manufactured Products	19.2	22.8	43.1	42.8
Gross Profit	$321.5	$315.1	$606.1	$587.0
Gross Profit Margin	41.7%	43.5%	40.6%	42.1%

Operating Profit (Loss):
Proprietary Products	$233.9	$216.2	$427.3	$398.8
Contract-Manufactured Products	14.2	18.7	33.3	35.1
Stock-based compensation expense	(5.5)	(10.3)	(11.0)	(16.2)
General corporate costs	(15.6)	(13.4)	(32.7)	(27.3)
Adjusted Operating Profit	$227.0	$211.2	$416.9	$390.4
Adjusted Operating Profit Margin	29.4%	29.2%	28.0%	28.0%

Other unallocated items	1.4	0.1	1.2	(3.5)
Reported Operating Profit	$228.4	$211.3	$418.1	$386.9
Reported Operating Profit Margin	29.6%	29.2%	28.0%	27.7%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended June 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$228.4	$44.2	$188.5	$2.48
Unallocated items:
Restructuring and severance related charges (1)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (2)	—	0.2	0.4	0.01
Amortization of acquisition-related intangible assets (3)	0.2	—	0.7	0.01
Royalty acceleration (4)	—	1.3	(1.3)	(0.02)
Adjusted (Non-U.S. GAAP)	$227.0	$45.3	$187.1	$2.47

Six months ended June 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$418.1	$65.4	$362.3	$4.77
Unallocated items:
Restructuring and severance related charges (1)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (2)	—	0.3	0.9	0.01
Amortization of acquisition-related intangible assets (3)	0.4	—	1.4	0.02
Royalty acceleration (4)	—	1.3	(1.3)	(0.02)
Adjusted (Non-U.S. GAAP)	$416.9	$66.6	$362.1	$4.77

Three months ended June 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$211.3	$32.3	$187.3	$2.47
Unallocated items:
Restructuring and related charges (1)	1.0	0.3	0.7	0.01
Pension settlement (2)	—	—	0.1	—
Amortization of acquisition-related intangible assets (3)	0.2	—	0.7	0.01
Cost investment activity	(1.3)	(0.3)	(1.0)	(0.01)
Tax law changes	—	1.4	(1.4)	(0.02)
Adjusted (Non-U.S. GAAP)	$211.2	$33.7	$186.4	$2.46

Six months ended June 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$386.9	$61.0	$338.5	$4.47
Unallocated items:
Restructuring and related charges (1)	2.2	0.5	1.7	0.02
Pension settlement (2)	—	0.2	0.6	0.01
Amortization of acquisition-related intangible assets (3)	0.4	0.1	1.4	0.02
Cost investment activity	0.9	(0.3)	1.2	0.01
Tax law changes	—	1.4	(1.4)	(0.02)
Adjusted (Non-U.S. GAAP)	$390.4	$62.9	$342.0	$4.51

(1)During the three and six months ended June 30, 2022, the Company recorded a benefit of $1.6 million in restructuring and related costs in connection with its 2020 plan related to revised severance estimates. During the three and six months ended June 30, 2021, the Company recorded $1.0 million and $2.2 million of restructuring and related costs.

(2)The Company recorded a pension settlement charge within other nonoperating (income) expense, as it determined that normal-course-lump-sum payments for our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(3)During the three and six months ended June 30, 2022, the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2022, the Company recorded $0.5 million and $1.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and six months ended June 30, 2021, the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2021, the Company recorded $0.5 million and $1.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(4)During the three and six months ended June 30, 2022, the Company increased its expected tax benefit related to the prepayment of future royalties from one of its subsidiaries by $1.3 million.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (5)

Three months ended June 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$653.7	$117.8	$(0.2)	$771.3
Effect of changes in currency translation rates	41.0	6.4	—	47.4
Organic net sales (Non-U.S. GAAP) (5)	$694.7	$124.2	$(0.2)	$818.7

Six months ended June 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,255.0	$236.5	$(0.2)	$1,491.3
Effect of changes in currency translation rates	61.6	10.0	—	71.6
Organic net sales (Non-U.S. GAAP) (5)	$1,316.6	$246.5	$(0.2)	$1,562.9

(5)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2021 Actual	2022 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$8.67	$8.98 to $9.13	3.6% to 5.3%
Pension settlement	0.02	0.01	—
Cost investment activity	0.06	—	—
Restructuring and severance related charges	0.02	(0.01)	—
Amortization of acquisition-related intangible assets	0.04	0.04	—
Asset impairment	0.04	—	—
Royalty acceleration	(0.25)	(0.02)	—
Tax law changes	(0.02)	—	—
Adjusted-diluted EPS (Non-U.S. GAAP) (6)	$8.58	$9.00 to $9.15	4.9% to 6.6%

Notes:

See “Full-year 2022 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(6)We have opted not to forecast 2022 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first-half of 2022, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.13. Any future tax benefits associated with stock-based compensation that we receive in 2022 would provide a positive adjustment to our full-year EPS guidance. In full-year 2021, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.41

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2022	2021
Depreciation and amortization	$59.7	$57.9
Operating cash flow	$324.3	$233.1
Capital expenditures	$131.9	$111.6
Free cash flow	$192.4	$121.5

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of June 30, 2022	As of December 31, 2021
Cash and cash equivalents	$718.5	$762.6
Accounts receivable, net	$528.4	$489.0
Inventories	$411.6	$378.4
Accounts payable	$220.0	$232.2
Debt	$252.0	$253.0
Equity	$2,424.4	$2,335.4
Working capital	$1,206.0	$1,147.9

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.